CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm in the Registration Statement on Form N-1A of the BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the Disciplined Global Equity Fund under "Independent Registered Public Accounting Firm."




                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
September 24, 2007